UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 12, 2010

ZYGO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0864500
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road, Middlefield, CT	06455-0448
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 347-8506

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

          (e)      On May 12, 2010, Zygo Corporation (“Zygo”) implemented changes to the temporary salary reductions for its employees, including executive officers, all retroactive to May 1, 2010. Prior to May 12, 2010, Zygo had instituted a series of salary reductions that reduced the salaries of its executive officers by 20%. In light of improving business conditions, the salary reductions for the Chief Executive Officer and other executive officers of Zygo were decreased from 20% to 12%.

          (e)      Pursuant to his previously disclosed employment agreement with Zygo, Dr. Chris L. Koliopoulos, Zygo’s Chief Executive Officer, was entitled to a target bonus opportunity equal to up to 50% of his base salary for the current fiscal year ending June 30, 2010, based upon the attainment of performance objectives. On May 12, 2010, Dr. Koliopoulos offered and voluntarily agreed that he would forego any compensation payable to him pursuant to this target bonus opportunity for Zygo’s 2010 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: May 18, 2010	By:	/s/ Walter A. Shephard
Name: Walter A. Shephard
Title: Vice President Finance, CFO,
and Treasurer